Exhibit 99.1

News Release
Contact: Ken Dennard / Natalie Hairston Dennard Lascar Investor Relations (713) 529-6600 TCBX@dennardlascar.com

FOR IMMEDIATE RELEASE

THIRD COAST BANCSHARES, INC. REPORTS RECORD

2023 FOURTH QUARTER AND FULL YEAR FINANCIAL RESULTS

Year over Year Book Value grew 9.0% and Tangible Book Value(1) grew 9.7%

HOUSTON, TX – January 25, 2024 – Third Coast Bancshares, Inc. (NASDAQ: TCBX) (the “Company,” “Third Coast,” “we,” “us,” or “our”), the bank holding company for Third Coast Bank, SSB, today reported its 2023 fourth quarter and full year financial results.

2023 Fourth Quarter Financial Highlights

•
Total assets increased $180.3 million to a record $4.40 billion as of December 31, 2023, or 4.3% over the $4.22 billion reported as of September 30, 2023.
•
Gross loans grew $78.8 million to $3.64 billion as of December 31, 2023, 2.2% more than the $3.56 billion reported as of September 30, 2023.
•
Deposits increased $156.3 million to $3.80 billion as of December 31, 2023, or 4.3% over the $3.65 billion reported as of September 30, 2023.
•
Book value per share and tangible book value per share(1) increased to $25.41 and $24.02, respectively, as of December 31, 2023, compared to $24.57 and $23.17, respectively, as of September 30, 2023.
•
Net income for the fourth quarter of 2023 totaled $9.7 million, or $0.57 per diluted share, compared to $5.6 million, or $0.32 per diluted share, for the third quarter of 2023.

2023 Full Year Financial Highlights

•
Total assets increased $622.9 million to $4.40 billion as of December 31, 2023, or 16.5% over the $3.77 billion reported as of December 31, 2022.
•
Gross loans grew $531.2 million to $3.64 billion as of December 31,2023, 17.1% more than the $3.11 billion reported as of December 31, 2022.
•
Deposits increased $567.0 million to $3.80 billion as of December 31, 2023, or 17.5% over the $3.24 billion reported as of December 31, 2022.
•
Book value per share and tangible book value per share(1) increased to $25.41 and $24.02, respectively, as of December 31, 2023, compared to $23.32 and $21.90, respectively, as of December 31, 2022.

____________________________

(1)
Non-GAAP financial measure. Please refer to the table titled “GAAP Reconciliation and Management's Explanation of Non-GAAP Financial Measures” at the end of this press release for a reconciliation of these non-GAAP financial measures.

•
Net income totaled $33.4 million, or $1.98 per diluted share, and $18.7 million, or $1.25 per diluted share, for the years ended December 31, 2023 and 2022, respectively, an increase of 79.0%.

“We are very pleased with our fourth quarter and full year 2023 results,” said Bart Caraway, Chairman, President, and CEO of Third Coast. “Despite headwinds that included a lackluster economy and persistent interest rate hikes, the Third Coast team worked diligently to boost profitability by managing expenses and enhancing operational efficiencies. These efforts resulted in record performance, particularly, a 79% increase in net income over 2022. Moreover, our assets, loans, and deposits grew 17%, 17% and 18%, respectively, over the prior year, creating positive operating leverage.

“Looking ahead, we look forward to the possibilities and opportunities awaiting us in 2024. We will continue to focus on innovation, amplify the passion of our lenders and staff to offer our customers exceptional banking services across the largest metropolitan areas in Texas, and seek to deliver shareholder value by achieving above average growth in book value,” Mr. Caraway concluded.

Operating Results

Net Income and Earnings Per Share

Net income totaled $9.7 million for the fourth quarter of 2023, compared to $5.6 million for the third quarter of 2023 and $7.5 million for the fourth quarter of 2022. Net income available to common shareholders totaled $8.5 million for the fourth quarter of 2023, compared to $4.4 million for the third quarter of 2023 and $6.1 million for the fourth quarter of 2022. The quarter-over-quarter increase was primarily due to an increase in net interest income resulting from higher loan rates, a reduction in provision expense for credit losses for the quarter, and noninterest expense savings related to implementation of cost reduction plans in prior quarters. Dividends on our Series A Convertible Non-Cumulative Preferred Stock totaled $1.2 million for each of the quarters ended December 31, 2023 and September 30, 2023. Basic earnings per share and diluted earnings per share were $0.62 per share and $0.57 per share, respectively, in the fourth quarter of 2023 compared to $0.32 per share each, in the third quarter of 2023 and $0.45 per share and $0.44 per share, respectively, in the fourth quarter of 2022.

Net Interest Margin and Net Interest Income

The net interest margin for the fourth quarter of 2023 was 3.61%, compared to 3.71% for the third quarter of 2023 and 3.75% for the fourth quarter of 2022. The yield on loans for the fourth quarter of 2023 was 7.75%, compared to 7.57% for the third quarter of 2023 and 6.27% for the fourth quarter of 2022. The increase in yield on loans during the fourth quarter of 2023 was primarily due to the increase in the Prime Rate in previous quarters.

Net interest income totaled $37.3 million for the fourth quarter of 2023, an increase of 5.8% from $35.3 million for the third quarter of 2023 and an increase of 16.1% from $32.2 million for the fourth quarter of 2022. Interest income totaled $77.1 million for the fourth quarter of 2023, an increase of 11.1% from $69.4 million for the third quarter of 2023 and an increase of 50.7% from $51.2 million for the fourth quarter of 2022. Interest and fees on loans increased $4.9 million, or 7.6%, compared to the third quarter of 2023, and increased $22.2 million, or 46.3%, compared to the fourth quarter of 2022. Interest expense was $39.7 million for the fourth quarter of 2023, an increase of $5.6 million, or 16.5%, from $34.1 million for the third quarter of 2023 and an increase of $20.7 million, or 109.1%, from $19.0 million for the fourth quarter of 2022. The increase in interest expense during the fourth quarter of 2023 was primarily due to interest-bearing deposit growth and increases in interest rates paid on interest-bearing deposit accounts.

Noninterest Income and Noninterest Expense

Noninterest income totaled $2.2 million for the fourth quarter of 2023, compared to $1.9 million for the third quarter of 2023 and $1.8 million for the fourth quarter of 2022. The increase in noninterest income from the third quarter of 2023 was primarily due to increased fees from derivative transactions and Small Business Investment Company income.

Noninterest expense totaled $26.4 million for the fourth quarter of 2023, down from $27.5 million for the third quarter of 2023 and up from $22.6 million for the fourth quarter of 2022. The year-over-year increase was primarily attributed to increased salary expenses, investment in new technology and software, increased professional fees related to growth and regulatory compliance, increased expenses related to four locations opened in 2022, and increased other expenses such as franchise taxes, fraud losses, and deposit related fees.

The efficiency ratio was 66.89% for the fourth quarter of 2023, compared to 74.07% for the third quarter of 2023 and 66.74% for the fourth quarter of 2022.

Balance Sheet Highlights

Loan Portfolio and Composition

For the quarter ended December 31, 2023, gross loans increased to $3.64 billion, an increase of $78.8 million, or 2.2%, from $3.56 billion as of September 30, 2023, and an increase of $531.2 million, or 17.1%, from $3.11 billion as of December 31, 2022. Real estate and municipal loans accounted for most of the loan growth for the fourth quarter of 2023, with real estate loans increasing $76.3 million and municipal loans increasing $23.6 million from September 30, 2023.

Asset Quality

Non-performing loans were $17.3 million at December 31, 2023, compared to $16.4 million at September 30, 2023, and $12.3 million at December 31, 2022.

The provision for credit loss recorded for the fourth quarter of 2023 was $1.1 million and related to provisioning for new loans and commitments. The allowance for credit losses of $37.0 million represented 1.02% of the $3.64 billion in gross loans outstanding as of December 31, 2023.

As of December 31, 2023, the nonperforming loans to loans held for investment ratio remained low at 0.48%, compared to 0.46% as of September 30, 2023, and 0.39% as of December 31, 2022. During the three months ended December 31, 2023, and 2022, the Company recorded net charge-offs of $1.5 million and $708,000, respectively. On a full year basis, net charge-offs were $1.2 million and $1.1 million in 2023 and 2022, respectively.

Deposits and Composition

Deposits totaled $3.80 billion as of December 31, 2023, an increase of 4.3% from $3.65 billion as of September 30, 2023, and an increase of 17.5% from $3.24 billion as of December 31, 2022. Noninterest-bearing demand deposits decreased from $500.2 million as of September 30, 2023, to $459.6 million as of December 31, 2023 and represented 12.1% of total deposits as of December 31, 2023, compared to 13.7% of total deposits as of September 30, 2023. As of December 31, 2023, interest-bearing demand deposits increased $325.1 million, or 12.9%, and time deposits and savings accounts decreased $127.5 million, or 21.1%, and $639,000, or 2.5%, respectively, from September 30, 2023.

The average cost of deposits was 4.07% for the fourth quarter of 2023, representing a 34-basis point increase from the third quarter of 2023 and a 190-basis point increase from the fourth quarter of 2022 due primarily to interest-bearing demand deposit growth and the increase in rates paid on interest-bearing demand deposits.

Earnings Conference Call

Third Coast has scheduled a conference call to discuss its 2023 fourth quarter and fiscal year results, which will be broadcast live over the Internet, on Friday, January 26, 2024, at 11:00 a.m. Eastern Time / 10:00 a.m. Central Time. To participate in the call, dial 201-389-0869 and ask for the Third Coast Bancshares, Inc. call at least 10 minutes prior to the start time, or access it live over the Internet at https://ir.tcbssb.com/events-and-presentations/events. For those who cannot listen to the live call, a replay will be available through February 2, 2024, and may be accessed by dialing 201-612-7415 and using passcode 13743555#. Also, an archive of the webcast will be available shortly after the call at https://ir.tcbssb.com/events-and-presentations/events for 90 days.

About Third Coast Bancshares, Inc.

Third Coast Bancshares, Inc. is a commercially focused, Texas-based bank holding company operating primarily in the Greater Houston, Dallas-Fort Worth, and Austin-San Antonio markets through its wholly owned subsidiary, Third Coast Bank, SSB. Founded in 2008 in Humble, Texas, Third Coast Bank, SSB conducts banking operations through 16 branches encompassing the four largest metropolitan areas in Texas. Please visit https://www.tcbssb.com for more information.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to risks and uncertainties and are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements reflect our current views with respect to, among other things, future events and our financial performance. These statements are often, but not always, made through the use of words or phrases such as “may,” “should,” “could,” “predict,” “potential,” “believe,” “looking ahead,” “will likely result,” “expect,” “continue,” “will,” “anticipate,” “seek,” “estimate,” “intend,” “plan,” “projection,” “would” and “outlook,” or the negative version of those words or other comparable words or phrases of a future or forward-looking nature. These forward-looking statements are not historical facts, and are based on current expectations, estimates and projections about our industry, management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control. Accordingly, we caution you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions and uncertainties that are difficult to predict. Although we believe that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements. There are or will be important factors that could cause our actual results to differ materially from those indicated in these forward-looking statements, including, but not limited to, the following: interest rate risk and fluctuations in interest rates; market conditions and economic trends generally and in the banking industry; our ability to maintain important deposit relationships; our ability to grow or maintain our deposit base; our ability to implement our expansion strategy; credit risk associated with our business; and changes in key management personnel. For a discussion of additional factors that could cause our actual results to differ materially from those described in the forward-looking statements, please see the risk factors discussed in our Annual Report on Form 10-K for the year ended December 31, 2022 filed with the U.S. Securities and Exchange Commission (the “SEC”), and our other filings with the SEC.

The foregoing factors should not be construed as exhaustive and should be read together with the other cautionary statements included in this press release. If one or more events related to these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may differ materially from what we anticipate. Accordingly, you should not place undue reliance on any such forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made, and we do not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise. New factors emerge from time to time, and it is not possible for us to predict which will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

Non-GAAP Financial Measures

This press release contains certain non-GAAP financial measures, including Tangible Common Equity, Tangible Book Value Per Share, Tangible Common Equity to Tangible Assets and Return on Average Tangible Common Equity, which are supplemental measures that are not required by, or are not presented in accordance with GAAP. Please refer to the table titled “GAAP Reconciliation and Management’s Explanation of Non-GAAP Financial Measures” at the end of this press release for a reconciliation of these non-GAAP financial measures.

Third Coast Bancshares, Inc. and Subsidiary

Financial Highlights

(unaudited)

	2023				2022
(Dollars in thousands)	December 31	September 30	June 30	March 31	December 31

ASSETS
Cash and cash equivalents:
Cash and due from banks	$296,926	$142,122	$244,813	$309,153	$329,864
Federal funds sold	114,919	144,408	23,206	1,789	2,150
Total cash and cash equivalents	411,845	286,530	268,019	310,942	332,014

Investment securities available-for-sale	178,087	201,035	194,467	180,376	176,067
Loans held for investment	3,638,788	3,559,953	3,334,277	3,213,326	3,107,551
Less: allowance for credit losses	(37,022)	(38,067)	(37,243)	(35,915)	(30,351)
Loans, net	3,601,766	3,521,886	3,297,034	3,177,411	3,077,200
Accrued interest receivable	23,120	22,821	19,579	19,026	18,340
Premises and equipment, net	28,554	29,010	28,720	28,504	28,662
Bank-owned life insurance	65,861	65,303	64,762	64,235	60,761
Non-marketable securities, at cost	16,041	15,799	20,687	14,751	14,618
Deferred tax asset, net	9,227	8,335	7,808	7,146	6,303
Derivative assets	8,828	10,889	9,372	8,793	9,213
Right-of-use assets - operating leases	21,439	21,192	21,778	19,328	17,872
Core Deposit Intangible, net	969	1,009	1,050	1,090	1,131
Goodwill	18,034	18,034	18,034	18,034	18,034
Other assets	12,303	13,949	12,172	10,021	12,933
Total assets	$4,396,074	$4,215,792	$3,963,482	$3,859,657	$3,773,148

LIABILITIES
Deposits:
Noninterest bearing	$459,553	$500,187	$529,474	$516,909	$486,114
Interest bearing	3,343,595	3,146,635	2,878,807	2,805,624	2,750,032
Total deposits	3,803,148	3,646,822	3,408,281	3,322,533	3,236,146

Accrued interest payable	4,794	4,318	3,522	1,636	2,545
Derivative liabilities	10,687	10,519	9,177	7,271	9,221
Lease liability - operating leases	22,280	21,958	22,439	19,845	18,209
Other liabilities	23,763	15,467	12,792	10,054	14,024
Line of credit - Senior Debt	38,875	35,875	30,875	30,875	30,875
Note payable - Subordinated Debentures, net	80,553	80,502	80,451	80,399	80,348
Total liabilities	3,984,100	3,815,461	3,567,537	3,472,613	3,391,368

SHAREHOLDERS' EQUITY
Series A Convertible Non-Cumulative Preferred Stock	69	69	69	69	69
Series B Convertible Perpetual Preferred Stock	-	-	-	-	-
Common stock	13,683	13,679	13,688	13,658	13,610
Common stock - non-voting	-	-	-	-	-
Additional paid-in capital	319,613	319,134	318,769	318,350	318,033
Retained earnings	78,775	70,283	65,889	58,182	53,270
Accumulated other comprehensive income (loss)	933	(1,735)	(1,371)	(2,116)	(2,103)
Treasury stock, at cost	(1,099)	(1,099)	(1,099)	(1,099)	(1,099)
Total shareholders' equity	411,974	400,331	395,945	387,044	381,780
Total liabilities and shareholders' equity	$4,396,074	$4,215,792	$3,963,482	$3,859,657	$3,773,148

Third Coast Bancshares, Inc. and Subsidiary

Financial Highlights

(unaudited)

	Three Months Ended					Year Ended
	2023				2022	2023	2022
(Dollars in thousands, except per share data)	December 31	September 30	June 30	March 31	December 31	December 31	December 31

INTEREST INCOME:
Loans, including fees	$70,325	$65,380	$59,295	$53,911	$48,081	$248,911	$146,425
Investment securities available-for-sale	2,746	1,990	2,029	1,548	1,388	8,313	3,925
Federal funds sold and other	3,996	2,015	1,389	1,920	1,682	9,320	3,596
Total interest income	77,067	69,385	62,713	57,379	51,151	266,544	153,946

INTEREST EXPENSE:
Deposit accounts	37,671	30,345	24,936	22,092	15,682	115,044	30,696
FHLB advances and other borrowings	2,065	3,772	3,681	2,457	3,318	11,975	6,796
Total interest expense	39,736	34,117	28,617	24,549	19,000	127,019	37,492

Net interest income	37,331	35,268	34,096	32,830	32,151	139,525	116,454

Provision for credit losses	1,100	2,620	1,400	1,200	1,950	6,320	12,200

Net interest income after credit loss expense	36,231	32,648	32,696	31,630	30,201	133,205	104,254

NONINTEREST INCOME:
Service charges and fees	850	884	720	779	706	3,233	2,714
Gain on sale of SBA loans	326	114	-	-	123	440	950
Gain on sale of securities	21	364	-	97	-	482	-
Earnings on bank-owned life insurance	559	541	526	475	497	2,101	1,312
Derivative fees	358	159	247	(1)	117	763	1,259
Other	43	(196)	787	552	310	1,186	988
Total noninterest income	2,157	1,866	2,280	1,902	1,753	8,205	7,223

NONINTEREST EXPENSE:
Salaries and employee benefits	16,119	17,353	15,033	13,712	14,473	62,217	56,510
Data processing and network expense	987	1,284	1,261	1,203	837	4,735	3,947
Occupancy and equipment expense	2,875	2,925	2,852	2,633	2,591	11,285	8,526
Legal and professional	2,305	2,001	1,547	1,930	1,887	7,783	6,987
Loan operations and other real estate owned	134	272	302	(35)	144	673	988
Advertising and marketing	614	515	812	686	580	2,627	1,912
Telephone and communications	125	117	129	139	175	510	496
Software purchases and maintenance	839	729	455	352	295	2,375	1,012
Regulatory assessments	942	532	458	666	863	2,598	3,464
Loss on sale of other real estate owned	-	-	-	-	-	-	350
Other	1,474	1,777	986	758	782	4,995	4,117
Total noninterest expense	26,414	27,505	23,835	22,044	22,627	99,798	88,309

NET INCOME BEFORE INCOME TAX EXPENSE	11,974	7,009	11,141	11,488	9,327	41,612	23,168

Income tax expense	2,285	1,431	2,250	2,245	1,802	8,211	4,509

NET INCOME	9,689	5,578	8,891	9,243	7,525	33,401	18,659

Preferred stock dividends declared	1,197	1,184	1,184	1,171	1,418	4,736	1,418

NET INCOME AVAILABLE TO COMMON SHAREHOLDERS	$8,492	$4,394	$7,707	$8,072	$6,107	$28,665	$17,241

EARNINGS PER COMMON SHARE:
Basic earnings per share	$0.62	$0.32	$0.57	$0.60	$0.45	$2.11	$1.28
Diluted earnings per share	$0.57	$0.32	$0.53	$0.55	$0.44	$1.98	$1.25

Third Coast Bancshares, Inc. and Subsidiary

Financial Highlights

(unaudited)

	Three Months Ended					Year Ended
	2023				2022	2023	2022
(Dollars in thousands, except share and per share data)	December 31	September 30	June 30	March 31	December 31	December 31	December 31

Earnings per share, basic	$0.62	$0.32	$0.57	$0.60	$0.45	$2.11	$1.28
Earnings per share, diluted	$0.57	$0.32	$0.53	$0.55	$0.44	$1.98	$1.25
Dividends on common stock	$-	$-	$-	$-	$-	$-	$-
Dividends on Series A Convertible Non-Cumulative Preferred Stock	$17.25	$17.06	$17.06	$16.88	$20.44	$68.25	$20.44

Return on average assets (A)	0.90%	0.56%	0.96%	1.02%	0.84%	0.86%	0.58%
Return on average common equity (A)	9.86%	5.19%	9.44%	10.28%	7.69%	8.66%	5.62%
Return on average tangible common equity (A) (B)	10.44%	5.50%	10.02%	10.93%	8.19%	9.19%	6.00%
Net interest margin (A) (C)	3.61%	3.71%	3.82%	3.79%	3.75%	3.73%	3.82%
Efficiency ratio (D)	66.89%	74.07%	65.52%	63.47%	66.74%	67.55%	71.40%

Capital Ratios
Third Coast Bancshares, Inc. (consolidated):
Total common equity to total assets	7.86%	7.93%	8.32%	8.31%	8.36%	7.86%	8.36%
Tangible common equity to tangible assets (B)	7.46%	7.51%	7.88%	7.86%	7.90%	7.46%	7.90%
Common equity tier 1 (to risk weighted assets)	8.06%	8.01%	7.75%	7.89%	N/A	8.06%	N/A
Tier 1 capital (to risk weighted assets)	9.70%	9.68%	9.39%	9.61%	N/A	9.70%	N/A
Total capital (to risk weighted assets)	12.66%	12.72%	12.31%	12.63%	N/A	12.66%	N/A
Tier 1 capital (to average assets)	9.23%	9.79%	10.17%	10.14%	N/A	9.23%	N/A

Third Coast Bank, SSB:
Common equity tier 1 (to risk weighted assets)	12.52%	12.48%	12.06%	12.32%	12.95%	12.52%	12.95%
Tier 1 capital (to risk weighted assets)	12.52%	12.48%	12.06%	12.32%	12.95%	12.52%	12.95%
Total capital (to risk weighted assets)	13.49%	13.49%	12.99%	13.25%	13.79%	13.49%	13.79%
Tier 1 capital (to average assets)	11.91%	12.62%	13.06%	13.00%	13.11%	11.91%	13.11%

Other Data
Weighted average shares:
Basic	13,603,149	13,608,718	13,588,747	13,532,545	13,528,504	13,583,553	13,465,196
Diluted	16,890,381	13,873,187	16,855,822	16,801,815	13,760,076	16,877,891	13,754,610
Period end shares outstanding	13,604,665	13,600,211	13,609,697	13,579,498	13,531,736	13,604,665	13,531,736
Book value per share	$25.41	$24.57	$24.23	$23.63	$23.32	$25.41	$23.32
Tangible book value per share (B)	$24.02	$23.17	$22.82	$22.22	$21.90	$24.02	$21.90

___________

(A) Interim periods annualized.

(B) Refer to the calculation of these non-GAAP financial measures and a reconciliation to their most directly comparable GAAP financial measures on pages 12 and 13 of this News Release.

(C) Net interest margin represents net interest income divided by average interest-earning assets.

(D) Represents total noninterest expense divided by the sum of net interest income plus noninterest income. Taxes and provision for credit losses are not part of this calculation.

Third Coast Bancshares, Inc. and Subsidiary

Financial Highlights

(unaudited)

	Three Months Ended
	December 31, 2023			September 30, 2023			December 31, 2022
(Dollars in thousands)	Average Outstanding Balance	Interest Earned/ Paid(3)	Average Yield/ Rate(4)	Average Outstanding Balance	Interest Earned/ Paid(3)	Average Yield/ Rate(4)	Average Outstanding Balance	Interest Earned/ Paid(3)	Average Yield/ Rate(4)

Assets
Interest-earnings assets:
Investment securities	$203,376	$2,746	5.36%	$198,305	$1,990	3.98%	$170,463	$1,388	3.23%
Loans, gross	3,600,980	70,325	7.75%	3,424,738	65,380	7.57%	3,041,923	48,081	6.27%
Federal funds sold and other interest-earning assets	299,165	3,996	5.30%	146,965	2,015	5.44%	185,887	1,682	3.59%
Total interest-earning assets	4,103,521	77,067	7.45%	3,770,008	69,385	7.30%	3,398,273	51,151	5.97%
Less allowance for loan losses	(38,274)			(37,421)			(29,563)
Total interest-earning assets, net of allowance	4,065,247			3,732,587			3,368,710
Noninterest-earning assets	194,659			190,670			203,834
Total assets	$4,259,906			$3,923,257			$3,572,544

Liabilities and Shareholders’ Equity
Interest-bearing liabilities:
Interest-bearing deposits	$3,202,462	$37,671	4.67%	$2,756,305	$30,345	4.37%	$2,354,990	$15,682	2.64%
Note payable and line of credit	118,816	2,065	6.90%	112,765	1,919	6.75%	111,199	1,761	6.28%
FHLB advances	—	—	—	129,585	1,853	5.67%	166,783	1,557	3.70%
Total interest-bearing liabilities	3,321,278	39,736	4.75%	2,998,655	34,117	4.51%	2,632,972	19,000	2.86%
Noninterest-bearing deposits	472,738			473,282			517,075
Other liabilities	57,918			49,271			41,226
Total liabilities	3,851,934			3,521,208			3,191,273
Shareholders’ equity	407,972			402,049			381,271
Total liabilities and shareholders’ equity	$4,259,906			$3,923,257			$3,572,544
Net interest income		$37,331			$35,268			$32,151
Net interest spread (1)			2.70%			2.79%			3.11%
Net interest margin (2)			3.61%			3.71%			3.75%

___________

(1) Net interest spread is the average yield on interest earning assets minus the average rate on interest-bearing liabilities.

(2) Net interest margin represents net interest income divided by average interest-earning assets.

(3) Interest earned/paid includes accretion of deferred loan fees, premiums and discounts.

(4) Annualized.

Third Coast Bancshares, Inc. and Subsidiary

Financial Highlights

(unaudited)

	Year Ended
	December 31, 2023			December 31, 2022
(Dollars in thousands)	Average Outstanding Balance	Interest Earned/ Paid(3)	Average Yield/ Rate	Average Outstanding Balance	Interest Earned/ Paid(3)	Average Yield/ Rate

Assets
Interest-earnings assets:
Investment securities	$197,286	$8,313	4.21%	$129,507	$3,925	3.03%
Loans, gross	3,366,180	248,911	7.39%	2,694,428	146,425	5.43%
Federal funds sold and other interest-earning assets	181,782	9,320	5.13%	223,781	3,596	1.61%
Total interest-earning assets	3,745,248	266,544	7.12%	3,047,716	153,946	5.05%
Less allowance for loan losses	(36,750)			(25,600)
Total interest-earning assets, net of allowance	3,708,498			3,022,116
Noninterest-earning assets	188,514			178,135
Total assets	$3,897,012			$3,200,251

Liabilities and Shareholders’ Equity
Interest-bearing liabilities:
Interest-bearing deposits	$2,785,605	$115,044	4.13%	$2,377,079	$30,696	1.29%
Note payable and line of credit	113,552	7,657	6.74%	77,317	4,605	5.96%
FHLB advances and other	79,546	4,318	5.43%	81,083	2,191	2.70%
Total interest-bearing liabilities	2,978,703	127,019	4.26%	2,535,479	37,492	1.48%
Noninterest-bearing deposits	473,558			313,972
Other liabilities	47,527			27,115
Total liabilities	3,499,788			2,876,566
Shareholders’ equity	397,224			323,685
Total liabilities and shareholders’ equity	$3,897,012			$3,200,251
Net interest income		$139,525			$116,454
Net interest spread (1)			2.86%			3.57%
Net interest margin (2)			3.73%			3.82%

___________

(1) Net interest spread is the average yield on interest earning assets minus the average rate on interest-bearing liabilities.

(2) Net interest margin represents net interest income divided by average interest-earning assets.

(3) Interest earned/paid includes accretion of deferred loan fees, premiums and discounts.

Third Coast Bancshares, Inc. and Subsidiary

Financial Highlights

(unaudited)

	Three Months Ended
	2023				2022
(Dollars in thousands)	December 31	September 30	June 30	March 31	December 31

Period-end Loan Portfolio:
Real estate loans:
Commercial real estate:
Non-farm non-residential owner occupied	$520,822	$517,917	$513,934	$508,936	$493,791
Non-farm non-residential non-owner occupied	586,626	566,973	547,120	511,546	506,012
Residential	342,589	326,354	310,842	286,358	308,775
Construction, development & other	693,553	655,822	595,601	627,143	567,851
Farmland	30,396	30,646	24,219	22,512	22,820
Commercial & industrial	1,263,077	1,288,320	1,164,624	1,112,638	1,058,910
Consumer	2,555	2,665	2,891	3,280	3,872
Municipal and other	199,170	171,256	175,046	140,913	145,520
Total loans	$3,638,788	$3,559,953	$3,334,277	$3,213,326	$3,107,551

Asset Quality:
Nonaccrual loans	$16,649	$13,963	$9,968	$9,482	$10,963
Loans > 90 days and still accruing	670	2,442	-	-	518
Restructured loans--accruing	-	-	-	-	780
Total nonperforming loans	17,319	16,405	9,968	9,482	12,261
Other real estate owned	-	-	-	-	-
Total nonperforming assets	$17,319	$16,405	$9,968	$9,482	$12,261

QTD Net charge-offs (recoveries)	$1,505	$24	$72	$(364)	$708

Nonaccrual loans:
Real estate loans:
Commercial real estate:
Non-farm non-residential owner occupied	$1,211	$978	$832	$855	$1,699
Non-farm non-residential non-owner occupied	1,235	1,235	1,417	282	296
Residential	2,938	3,058	494	506	513
Construction, development & other	247	567	36	39	45
Commercial & industrial	11,018	8,125	7,189	7,800	8,390
Consumer	-	-	-	-	20
Total nonaccrual loans	$16,649	$13,963	$9,968	$9,482	$10,963

Asset Quality Ratios:
Nonperforming assets to total assets	0.39%	0.39%	0.25%	0.25%	0.32%
Nonperforming loans to total loans	0.48%	0.46%	0.30%	0.30%	0.39%
Allowance for credit losses to total loans	1.02%	1.07%	1.12%	1.12%	0.98%
QTD Net charge-offs (recoveries) to average loans (annualized)	0.17%	0.00%	0.01%	(0.05%)	0.09%

Third Coast Bancshares, Inc. and Subsidiary

GAAP Reconciliation and Management's Explanation of Non-GAAP Financial Measures

(unaudited)

Our accounting and reporting policies conform to GAAP (generally accepted accounting principles) and the prevailing practices in the banking industry. However, we also evaluate our performance based on certain additional financial measures discussed in this earnings release as being non-GAAP financial measures. Specifically, we review Tangible Common Equity, Tangible Book Value Per Share, Tangible Common Equity to Tangible Assets, and Return on Average Tangible Common Equity for internal planning and forecasting purposes. We classify a financial measure as a non-GAAP financial measure if that financial measure excludes or includes amounts, or is subject to adjustments that have the effect of excluding or including amounts, that are not included or excluded, as the case may be, in the most directly comparable measure calculated and presented in accordance with GAAP as in effect from time to time in the United States in our statements of income, balance sheets or statements of cash flows. Non-GAAP financial measures do not include operating and other statistical measures or ratios, or statistical measures calculated using exclusively financial measures calculated in accordance with GAAP.

The non-GAAP financial measures that we discuss in this earnings release should not be considered in isolation or as a substitute for the most directly comparable or other financial measures calculated in accordance with GAAP. Moreover, the manner in which we calculate the non-GAAP financial measures that we discuss in this earnings release may differ from that of other companies reporting measures with similar names. It is important to understand how other banking organizations calculate their financial measures with names similar to the non-GAAP financial measures we have discussed in this earnings release when comparing such non-GAAP financial measures.

Management believes the following non-GAAP financial measures assist investors in understanding the financial condition of the company:

•
Tangible Common Equity. The most directly comparable GAAP financial measure for tangible common equity is total shareholders’ equity. We believe that this measure is important to many investors in the marketplace who are interested in the relative changes from period to period of tangible common equity.
•
Tangible Book Value Per Share. The most directly comparable GAAP financial measure for tangible book value per share is book value per share. We believe that the tangible book value per share measure is important to many investors in the marketplace who are interested in changes from period to period in book value per share exclusive of changes in intangible assets. Goodwill and other intangible assets have the effect of increasing total book value while not increasing our tangible book value.
•
Tangible Common Equity to Tangible Assets. The most directly comparable GAAP financial measure for tangible common equity is total shareholders’ equity, the most directly comparable GAAP financial measure for tangible assets is total assets, and the most directly comparable GAAP financial measure for tangible common equity to tangible assets is total shareholders’ equity to total assets. We believe that this measure is important to many investors in the marketplace who are interested in the relative changes from period to period of tangible common equity to tangible assets, each exclusive of changes in intangible assets. Goodwill and other intangible assets have the effect of increasing both total shareholders’ equity and assets while not increasing our tangible common equity or tangible assets.
•
Return on Average Tangible Common Equity. The most directly comparable GAAP financial measure for average tangible common equity is average shareholders' equity, and the most directly comparable GAAP financial measure for return on average tangible common equity is return on average common equity. We believe that this measure is important to many investors in the marketplace who are interested in the relative changes from period to period of return on average tangible common equity, exclusive of changes in intangible assets. Goodwill and other intangible assets have the effect of increasing average shareholders’ equity while not increasing our tangible common equity.

The calculations of these non-GAAP financial measures are as follows:

	Three Months Ended					Year Ended
	2023				2022	2023	2022
(Dollars in thousands, except share and per share data)	December 31	September 30	June 30	March 31	December 31	December 31	December 31

Tangible Common Equity:
Total shareholders' equity	$411,974	$400,331	$395,945	$387,044	$381,780	$411,974	$381,780
Less: Preferred stock including additional paid in capital	66,225	66,225	66,225	66,225	66,225	66,225	66,225
Total common equity	345,749	334,106	329,720	320,819	315,555	345,749	315,555
Less: Goodwill and core deposit intangibles, net	19,003	19,043	19,084	19,124	19,165	19,003	19,165
Tangible common equity	$326,746	$315,063	$310,636	$301,695	$296,390	$326,746	$296,390

Common shares outstanding at end of period	13,604,665	13,600,211	13,609,697	13,579,498	13,531,736	13,604,665	13,531,736

Book Value Per Share	$25.41	$24.57	$24.23	$23.63	$23.32	$25.41	$23.32
Tangible Book Value Per Share	$24.02	$23.17	$22.82	$22.22	$21.90	$24.02	$21.90

Tangible Assets:
Total assets	$4,396,074	$4,215,792	$3,963,482	$3,859,657	$3,773,148	$4,396,074	$3,773,148
Adjustments: Goodwill and core deposit intangibles, net	19,003	19,043	19,084	19,124	19,165	19,003	19,165
Tangible assets	$4,377,071	$4,196,749	$3,944,398	$3,840,533	$3,753,983	$4,377,071	$3,753,983

Total Common Equity to Total Assets	7.86%	7.93%	8.32%	8.31%	8.36%	7.86%	8.36%
Tangible Common Equity to Tangible Assets	7.46%	7.51%	7.88%	7.86%	7.90%	7.46%	7.90%

Average Tangible Common Equity:
Average shareholders' equity	$407,972	$402,049	$393,773	$384,794	$381,271	$397,224	$323,685
Less: Average preferred stock including additional paid in capital	66,225	66,225	66,225	66,225	66,329	66,225	16,900
Average common equity	341,747	335,824	327,548	318,569	314,942	330,999	306,785
Less: Average goodwill and core deposit intangibles, net	19,027	19,068	19,108	19,149	19,184	19,088	19,245
Average tangible common equity	$322,720	$316,756	$308,440	$299,420	$295,758	$311,911	$287,540

Net Income	$9,689	$5,578	$8,891	$9,243	$7,525	$33,401	$18,659
Less: Dividends declared on preferred stock	1,197	1,184	1,184	1,171	1,418	4,736	1,418
Net Income Available to Common Shareholders	$8,492	$4,394	$7,707	$8,072	$6,107	$28,665	$17,241

Return on Average Common Equity(A)	9.86%	5.19%	9.44%	10.28%	7.69%	8.66%	5.62%
Return on Average Tangible Common Equity(A)	10.44%	5.50%	10.02%	10.93%	8.19%	9.19%	6.00%

___________

(A) Interim periods annualized.